UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)

On February 10, 2012, First Financial Service Corporation (the “Company”), the banking holding company for First Federal Savings Bank of Elizabethtown, Inc. (“First Federal”), announced changes to its board of directors and management team.

Senator Walter Dee Huddleston has stepped down as Chairman of the Board while continuing as a director. Senator Huddleston has served on the board of directors for 46 years, serving as its Chairman for the past 15 years. He is succeeded as Chairman by J. Stephen Mouser, a director since 1997 and President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer employing 195 employees in Elizabethtown, Kentucky.

B. Keith Johnson, Chief Executive Officer of the Company and First Federal, is stepping down from those positions to focus on health issues. He will continue working at First Federal in an advisory role. A director for 14 years, Mr. Johnson will also assume the position of Board Vice Chairman.

Gregory S. Schreacke, President since 2008, will assume principal management responsibility for the Company and First Federal. Mr. Schreacke will join the board of directors when approved by bank regulatory agencies.

The Company also announced the appointment of two new executive officers.

Robert L. Critchfield, age 64, has joined First Federal as Chief Credit Officer, with responsibility for the overall management of its loan, credit and risk policies. Before joining the Company, he was an independent banking consultant, serving banks subject to regulatory order. Mr. Critchfield served in senior management positions with Citizens Banking Corporation of Flint, Michigan for several years before retiring in 2006, including as President and CEO of one of its predecessor banks. Mr. Critchfield has over forty years of experience in the banking industry.

Dann H. Small, age 62, is joining First Federal as Chief Lending Officer, pending regulatory approval. Mr. Small will direct the lending program and supervise all phases of the lending operation. Before joining the Company, he had served since November 2010 as Managing Partner of Southport Advisory Services, LLC, providing acquisition and asset management services to financial institutions. From 1998 until November 2010, Mr. Small was Chief Credit Officer of Equicor, a finance company based in Indianapolis, Indiana. Mr. Small has over 30 years of experience in finance, lending, credit underwriting and executive management.

On February 10, 2012, the Company issued a press release announcing the management changes. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated February 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: February 14, 2012	By: /s/	Gregory S. Schreacke
Gregory S. Schreacke
President

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